Exhibit 99.5

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned each hereby constitutes and appoints Marco Giordani, Emanuela Bianchi and Sara Alberton, and each of them, his true and lawful attorney-in-fact, with full power of substitution, to sign any and all instruments, certificates and documents that may be necessary, desirable or appropriate to be executed on behalf of the undersigned as an individual or in the undersigned’s capacity as an officer, director, board member, or other representative, as applicable, of any corporation, limited liability company or other entity, pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934, the Trust Indenture Act of 1939, the Investment Company Act of 1940, and the Investment Advisers Act of 1940, in each case as amended from time to time, and any and all rules and regulations of the United States Securities and Exchange Commission promulgated thereunder, or pursuant to any U.S. state securities or “blue sky” law, or the rules of any U.S. national securities exchange, registered securities association, or other self-regulatory organization (collectively, “U.S. Securities Laws and Rules”), under seal or otherwise, and to acknowledge and file or furnish the same, with all exhibits thereto, and any other documents in connection therewith, with the United States Securities and Exchange Commission, and with any other entity, when and if such execution, acknowledgment, and filing or furnishing is mandated by the U.S. Securities Laws and Rules, or any of them, as applicable, granting unto said attorney-in-fact the full power and authority to do and perform each and every act and thing necessary, desirable or appropriate, to fulfill the foregoing purposes, to the full extent that the undersigned might or could do in person, thereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of the 10th day of April, 2025.

By:	/s/ Pier Silvio Berlusconi
Name: Pier Silvio Berlusconi
Title: Chief Executive Officer

MFE-MEDIAFOREUROPE N.V.

MFE Group

Naamloze Vennootschap

Official seat in Amsterdam - the Netherlands

Official address at viale Europa 46

20093 Cologno Monzese Milan Italy

Paid up Capital € 161,676,622.14

CCI number 83956859

RSIN 863048122

Fiscal Code and VAT no IT-09032310154

Italian Branch 20093 Cologno Monzese Milan Italy viale Europa 46 Fiscal Code and VAT no IT-09032310154 Spanish Branch 28050 Madrid Spain Carretera de Fuencarral a Alcobendas 4	Administrative Office 20093 Cologne Monzese Milan Italy viale Europa 44/ 48 Phone +39 02 25141	Operational Offices 20093 Cologne Monzese Milan Italy viale Europa 44/48 Phone +39 02 25141 00187 Rome Italy largo del Nazareno 8 Phone +39 06 67381